Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 filed by SBT Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission of our report dated March 25, 2015, on the consolidated financial statements of SBT Bancorp, Inc. and Subsidiary as of December 31, 2014 and 2013, and for the years then ended, appearing in the Registration Statement. We further consent to the reference to us under the heading “Experts” in such Prospectus.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

August 24, 2015